POWER OF ATTORNEY
 Exhibit 24.1
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of AVX Corporation, a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Law, an Annual Report for fiscal year ended March 31, 1999 on Form 10-K, hereby constitutes and appoints Benedict
 P. Rosen, John S. Gilbertson and Donald B. Christiansen his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said 10-K Annual Report and any and all amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


     IN WITNESS WHEREOF, the undersigned has executed this Power-of Attorney on the date set opposite his respective name.






Director                  Title                                      Date

Signature

/s/Kazuo Inamori   Chairman Emeritus of the Board of Directors January 28, 1999
Kazuo Inamori


/s/Yuzo Yamamura        Director                               January 28, 1999
Yuzo Yamamura

/s/Kensuke Itoh         Director                               January 28, 1999
Kensuke Itoh


/s/Michihisa Yamamoto   Director                               January 28, 1999
Michihisa Yamamoto


/s/Masahiro Umemura     Director                               January 28, 1999
Masahiro Umemura


/s/Masahiro Yamamoto    Director                               January 28, 1999
Masahiro Yamamoto



/s/Benedict P. Rosen   Chairman of the Board,                  January 28, 1999
Benedict P. Rosen      Chief Executive Officer


/s/John S. Gilbertson  President, Chief Operating Officer      January 28, 1999
John S. Gilbertson     and Director



/s/Donald B. Christiansen  Chief Financial Officer, Senior Vice January 28, 1999
Donald B. Christiansen     President, Treasurerand Director


/s/Carroll A. Campbell, Jr. Director                            January 28, 1999
Carroll A. Campbell, Jr.


/s/Marshall D. Butler       Director                            January 28, 1999
Marshall D. Butler


/s/Rodney N. Lanthorne     Director                             January 28, 1999
Rodney N. Lanthorne


/s/Richard Tressler        Director                             January 28, 1999
Richard Tressler